EXHIBIT 99.906.CERT

CERTIFICATION PERSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Gregory J. Stumm and Melinda G. Heika, respectively, the Principal Executive Officer and Principal Financial Officer of the American Beacon Institutional Funds Trust (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. The Registrant’s periodic report on Form N-CSR for the period covered by the Report (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 7, 2026

/s/ Gregory J. Stumm
Gregory J. Stumm
Principal Executive Officer
American Beacon Institutional Funds Trust

/s/ Melinda G. Heika
Melinda G. Heika
Principal Financial Officer
American Beacon Institutional Funds Trust

This certification is being furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to American Beacon Institutional Funds Trust and will be retained by American Beacon Institutional Funds Trust and furnished to the U.S. Securities and Exchange Commission or its staff upon request.